KonaTel Subsidiary, Infiniti Mobile, Approved Provider in Emergency Broadband Benefit Program

Offering Low-cost Broadband to Eligible Customers

NEWS PROVIDED BY

KonaTel, Inc.

May 18, 2021, 08:30 ET

DALLAS, May 18, 2021 /PRNewswire/ -- KonaTel, Inc. (OTCQB: KTEL) (www.konatel.com), a voice/data communications holding company, today announced its wholly-owned subsidiary, Infiniti Mobile, has been approved as a provider of broadband services as part of the Federal Communications Commission's (FCC) new Emergency Broadband Benefit (EBB) program.

Infinity Mobile is already an accomplished FCC licensed national wireless carrier authorized to provide subsidized cellular (voice/data) services under the FCC's Lifeline program.  The company has the necessary infrastructure and years of experience successfully working with the FCC's subsidized telecommunications programs, and with its new EBB designation, Infiniti can now deliver enhanced wireless LTE data solutions to families in need.

"The pandemic underscores the critical need for broadband connectivity and the reality that internet access is a critical component of our country's infrastructure," stated KonaTel Chairman and CEO Sean McEwen. "It is nearly impossible to participate in today's economy without access to the internet, and the seismic shift to working and learning from home over the last 12 to 15 months reinforced this point even further."

Congress created the Consolidated Appropriations Act, 2021 on December 27, 2020, which allocated $3.2 billion, directing the FCC to create the EBB program to provide high speed internet service to low-income families impacted by the COVID 19 pandemic. EBB provides for discounted home broadband service or broadband delivered by wireless as well as discounted computer purchases to connect eligible households to jobs, healthcare services, virtual classrooms and other critical needs. The EBB program opened for enrollment on May 12, 2021.

"Like transportation, energy, utilities and many other basic systems, internet connectivity is vital to nearly everything we do," stated Nick Metherd, COO of Infiniti Mobile. "Through this important program, millions of families that previously lacked broadband services will now have access to the internet, an essential service in today's economy. We applaud the move to bring broadband service to millions more in our country and look forward to being a part of the solution to narrow the digital divide."

About KonaTel

KonaTel provides a variety of retail and wholesale telecommunications services including mobile voice/text/data service supported by national U.S. mobile networks, mobile numbers, SMS/MMS services, IoT mobile data service, and a range of hosted cloud services. KonaTel's subsidiary, Apeiron Systems (www.apeiron.io), is a global cloud communications service provider employing a dynamic "as a service" (CPaaS/UCaaS/CCaaS/PaaS) platform. Apeiron provides voice, messaging, SD-WAN, and platform services using its national cloud network. All Apeiron's services can be accessed through legacy interfaces and rich communications APIs. KonaTel's other subsidiary, Infiniti Mobile (www.infinitimobile.com), is an FCC authorized wireless Lifeline carrier with an FCC approved wireless Lifeline Compliance Plan, authorized to provide government subsidized cellular service to low-income Americans. KonaTel is headquartered in Plano, Texas.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of the disclosures contained in the filings of KonaTel and its "forward-looking statements" in such filings that are contained in the EDGAR Archives of the SEC at www.sec.gov.

SOURCE KonaTel, Inc.